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                                                                   Exhibit 10.21
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                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT made as of this 22 day of April, 1999 ("Agreement"), between AverStar, Inc., a Delaware corporation (the "Company") and Barbara Landes, an individual (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company wishes to retain the services of the Executive as an Executive Vice President and Chief Financial Officer of the Company and the Executive is willing, upon the terms and conditions herein set forth, to serve as such.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Company and the Executive, intending to be legally bound hereby, agree as follows:

     1. Employment, Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive as an Executive Vice President and Chief Financial Officer of the Company, and the Executive hereby accepts such employment.

     2. Term.

     (a) Original Term. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Term") shall commence May 10, 1999 ("Commencement Date"), and shall tenninate upon the earlier of (a) the third anniversary of the Commencement Date or (b) the date on which the employment of the Executive hereunder is terminated pursuant to Section 7 or Section 13 hereof.

     (b) Option to Extend. The Employment Term may be extended for not more than one (1) three-year period by the Company upon at least 180 days written notice prior to the end of the initial term. The Executive acknowledges that the right to extend is solely in the discretion of the Company, and there is no obligation on the Company to exercise such right.

     3. Duties and Authority. During the Employment Term, the Executive shall render her services to the Company as an Executive Vice President and Chief Financial Officer of the Company. In addition to the foregoing, the Executive shall (with her consent, not to be unreasonably withheld) hold, without additional compensation therefor, such other offices, directorships or memberships on committees of the Company and/or any direct or indirect subsidiary of the Company to which, from time to time during the Employment
Term, the Executive may be elected or appointed. During the Employment Term, the Executive shall devote her full business time, efforts, energy and skill solely to the business of the Company in accordance with the reasonable directions and policies of the Board of Directors of the Company and the Chief Executive
Officer of the Company and in accordance with Executive's talent, skill and experience in a prudent manner and will use her best efforts in the interests of the Company. The foregoing requirement to devote full business time, efforts, energy and skill to the business of the Company
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shall not be deemed to bar the Executive from occasionally assisting her husband in the operation of his business, provided (i) such business is not competitive with that of the Company or its subsidiaries and (ii) such assistance does not impinge on the Executive's performance of her full-time responsibilities as Executive Vice President and Chief Financial Officer of the Company, except as the Company's Chief Executive Officer may otherwise consent in writing. The Executive shall also be entitled to accept a fee from Thayer Capital in connection with the introduction of Watson Wyatt and Company (the Executive's prior employer) to Thayer Capital.

     4. Compensation.

     (a) Base Salary. In consideration of the services to be rendered by the Executive pursuant to this Agreement, including, without limitation, any services which may be rendered by the Executive as an officer, director or member of any committee of the Company or any direct or indirect subsidiary of the Company, the Company shall pay or cause to be paid to the Executive during the Employment Term, and the Executive shall accept, compensation at the rate of, Two Hundred Fifty Thousand Dollars ($250,000.00) per annum (Three Hundred Thousand Dollars ($300,000) per annum during any extension) or such greater amount as may be approved from time to time by the Board of Directors of the Company, in its sole discretion (the "Base Salary"). The Company's obligation to pay Base Salary shall begin to accrue on the Commencement Date and shall be payable in accordance with the standard payroll practices of the Company which are in effect from time to time during the Employment Term. The Executive's Base Salary shall be subject to all applicable withholding and other taxes.

     (b) Bonuses. The Executive shall be entitled to receive such cash bonuses, if any, as may be payable at the sole discretion of the Board of Directors of the Company, and the Executive shall participate in such bonus plans, if any, as the Company has in effect from time to time for its senior managers as a group Any and all cash bonuses payable hereunder shall be subject to all applicable withholding and other taxes.

     5. Employment Benefits (a) Benefits. During the Employment Term, the Executive shall be entitled to the following employment benefits (collectively the "Benefits"):

          (i) four (4) weeks paid vacation in each year of the Employment Term and sick leave and personal days in accordance with the Company's policies from time to time in effect for executive officers of the Company;

          (ii) participation, subject to qualification requirements and provided Executive meets eligibility requirements, in medical or hospitalization plans, life insurance policies, including any executive life insurance policy, dental plans and long-term and short-term disability policies which are in effect from time to time and applicable to the Company's executive officers generally ("Company-Sponsored Benefits");

          (iii) participation, subject to continued maintenance thereof by the Company and provided Executive meets eigibility and classification requiremnents, in other employee benefit plans which are from time to time applicable to the Company's executive officers generally;

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          (iv) the Company shall grant stock options to the Executive pursuant to the Company's existing Long-Term Incentive Plan, which options shall vest 20% per year over five (5) years and have a term often (10) years. Subject to adjustment to reflect changes in the Company's capitalization, the options shall be for seventy-five thousand (75,000) shares, in the aggregate,with options to be granted on fifty thousand (50,000) shares on the Commencement Date, twelve thousand five hundred (12,500) shares twelve
     (12) months after the Commencement Date and an additional twelve thousand five hundred (12,500) shares twenty-four (24) months after the Commencement Date. The exercise price for the shares under the first such grant shall be equal to the fair market value of the optional shares as determined (after giving effect to the CBSI acquisition) by the independent valuation of the Company's stock being prepared as of December 31, 1998 (or such greater price as is necessary so as not to require an expense adjustment to the Company's income statement in order for the Securities and Exchange Commission to accept the Company's Registration Statement on Form S-1 (or any successor thereto) and cause the same to become effective). The exercise price for subsequent grants shall be fair market value of the shares at the date of grant. In the event of the termination of the Executive's employment hereunder, options theretofore granted to the Executive which (if such employment had not terminated) would vest during the period (if any) for which the Company is obligated under this Agreement to continue to pay the Executive's Base Salary (notwithstanding such termination of employment) shall vest as of the termination of the Executive's employment, but the Company shall not be obligated to grant any additional options after the effective date of the termination of the Executive's employment hereunder. If and to the extent required by law or the terms of the "Stockholders Agreement" (hereinafter defined) with respect to shares of Company common stock, all shares and options granted or issued to the Executive pursuant hereto shall be governed by the Company's Stockholders Agreement as in effect from time to time, and the Executive shall execute such document(s) as may be reasonably required from time to time by the Company to evidence the same; and

          (v) moving expenses in accordance with the Company's standard Relocation Agreement, which does not include a gross-up for taxes; provided that if the Executive's employment hereunder is terminated by the Company without Cause, or is terminated by the Executive for Good Reason after a Change of Control, the Executive shall not be required to reimburse the Company for such moving expenses notwithstanding Company policies to the contrary.

     6. Expenses. During the Employment Term, the Company will reimburse the Executive, upon presentation of proper vouchers, for all reasonable travel, entertainment and other out-of-pocket expenses reasonably and appropriately incurred by the Executive in the performance of her duties hereunder, including travel costs to the Company's headquarters in Burlington, Massachusetts (or elsewhere if relocated) while the Executive is based in Vienna, Virginia (or elsewhere, other than at the Company's principal headquarters). All such reimbursement shall be subject to and consistent with the requirements of federal rules and regulations applicable thereto and to the Company's business with the federal government.

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     The Company shall make a payment of Twenty Thousand Dollars ($20,000.00)
for the Executive's legal expenses in connection with this Employment Agreement, to the Executive's attorneys, Pollack & Kaminsky on the Commencement Date, provided that the Company has received said attorneys' bill for such services.

7. Termination.

     (a) Cause. The Company may, at any time, and in its sole discretion, terminate the employment of the Executive hereunder for Cause, effective as of the date (the "Termination Date") of written notice (the "Termination Notice") to the Executive specifying the nature of such Cause (or, if the termination is pursuant to Section 7(a)(i), the Termination Date shall be the last day of the applicable cure period if Executive has not cured the action or actions set forth in the Termination Notice). For purposes of this Agreement, "Cause" shall mean if the Executive (i) fails or refuses to act in any material respect in accordance with the reasonable and lawful directions of the Board of Directors or Chief Executive Officer of the Company in a manner that would constitute an act of insubordination, provided, however, (A) that in such case the Company shall give Executive a Termination Notice specifying the directions the Executive failed to follow or the material breach of this Agreement, (B) the Executive shall have a reasonable period of time after the date of the notice to cure such action, and (C) the Executive shall not be deemed to be in violation of this subpart (i) if she has come to the reasonable, professional opinion that the directions she has received and refused to follow are erroneous or inappropriate; (ii) is in continuing, willful, material breach of this Agreement; (iii) has been convicted of a felony; or (iv) has committed any act of fraud, misappropriation of funds or embezzlement in connection with her employment by the Company or any prior employment. During the cure period referred to in subsection (i), the Board of Directors of the Company may cause the Company to suspend the employment of the Executive hereunder if the Executive's continued presence at the Company is deemed to have a potential negative affect on the Company as determined in good faith by the Board of Directors of the Company in its sole determination. If the Executive has not cured such action within the specified cure period, the employment of the Executive shall be terminated by the Company for Cause. If the employment of the Executive hereunder is terminated pursuant to this Section 7(a), the Company shall have no further obligations to the Executive hereunder after the Termination Date other than the payment of accrued Base Salary, vacation and bonuses granted but unpaid under Sections 4 and 5(a)(i) hereof through the Termination Date, or except as otherwise provided by law.

     (b) Termination by the Company for actions other than Cause. For actions other than Cause, the Company may, at any time, and in its sole discretion, terminate the employment of the Executive hereunder for any or no reason by delivery to her of a Termination Notice. Such termination shall be effective on the date of the Termination Notice; provided, however, that (i) the Company shall pay to Executive any accrued vacation and bonuses granted and unpaid under Sections 4 and 5(a)(i) hereof through the Termination Date, (ii) the Company shall continue to pay the Executive the Executive's Base Salary in accordance with the provisions of Section 4(a) hereof, for the greater of eighteen (18) months or the remaining Employment Term (without regard to an extension not yet exercised by the Company, the "Severance Payment Term") and (iii) all options granted prior to the Termination Date under Section 5(iv) which would have vested had the Executive remained employed by the Company through the end of the Severance Payment Term

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shall immediately vest. The severance payments referred to above shall be in lieu of, and shall otherwise replace, any other termination or severance benefits otherwise provided by the Company. The Executive shall also be entitled to exercise any applicable "put" provision under the Stockholders Agreement with respect to shares of the Company Common Stock owned by the Executive set forth in the Stockholders Agreement (the "Company Stockholders Agreement" or the "Stockholders Agreement") in effect from time to time. If the employment of the Executive hereunder is terminated pursuant to this Section 7(b), the Company shall have no further obligations hereunder except as expressly provided herein, or as otherwise provided by law. For so long as tbe Executive remains entitled to receive payments of Base Salary under this Section 7(b), but not beyond the date on which Executive becomes eligible for employee benefits in connection with other employment, the Executive shall remain entitled to those benefits described in Section 5{a)(ii).

     (c) Failure to Extend and Continued Employment after Term of Agreement. If the Company shall not exercise its right to extend the Employment Term, and the Executive is terminated for reasons other than Cause, the eighteen (18) month period referred to in Section 7(b)(ii) shall be twelve (12) months instead, and the Executive's right with respect to any bonus shall be a right to a pro rata share of any bonus which would have been earned for the fiscal year during which termination of the Executive's employment hereunder occurs (based on such portion of the fiscal year for which the Executive remained in the employ of the Company), but such non-extension shall not be deemed a termination hereof for purposes of providing termination benefits to the Executive under this Agreement. If the Executive's Employment Term is not extended, or the Employment Term is extended and expires, and in either case the Company continues to employ the Executive thereafter, except as otherwise provided in any written agreement between the Executive and the Company (executed hereafter) (i) the termination provisions of this Section 7 shall continue to apply, and (ii) Section 13 shall continue to apply with respect to any Change of Control occurring after expiration of the Employment Term.


     (d) Disability.

          (i) Temporary Disability. In the event that at any time during the Employment Term, the Executive, due to physical or mental injury, illness, disability or incapacity; shall fail to render satisfactorily the services to be performed by the Executive under this Agreement either for a consecutive period of three (3) months or for a non-consecutive period of six (6) months within any twelve month period, the Board of Directors of the Company may, at its option, determine that such disability is long term or place the Executive on temporary disability leave during the subsequent pendency of such injury, illness, disability or incapacity for a period of up to three (3) months or until subparagraph (c)(ii) becomes applicable if Executive is disabled for more than three months, during which period the Company shall continue to pay (to the extent not paid pursuant to disability insurance provided by the Company) to the Executive the Base Salary as provided in Section 4(a) and the Company-Sponsored Benefits, but only to the extent permitted by such policies or plans.

          (ii) Long-Term Disability. If such injury, illness, disability or incapacity persists and is long-term (any such disability shall be deemed to be long-term in nature if the Executive's physician advises the Board of Directors of the Company that such disability can be expected to last

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     for a period of at least six consecutive months or for a period of 6 months in any 12 month period), Executive meets the definition of disability under the Company's disability policies and the Executive cannot fulfill her duties as determined in good faith by the Board of Directors, the Company shall have the option at any time after the Executive is on disability leave to terminate the employment of the Executive hereunder upon not less than thirty (30) days' written notice to the Executive. In addition to the Company's rights set forth in the preceding sentence, if at any time the Company receives the written opinion of two doctors (one doctor to be selected by each of the Company and the Executive, and if such doctors disagree as to whether the Executive is suffering from a long-term disability, a third doctor will be selected mutually by the Executive and the Company, whose determination will be final) that the Executive cannot render satisfactorily the services to be performed by her under this Agreement because of a long-term disability, the Board of Directors of the Company may terminate the Executive's employment hereunder within thirty
     (30) days of receipt of such doctors' reports. The Company can require Executive to have the physical examinations described in the preceding sentence at any time for the purpose of determining whether or not Executive has a long-term disability, and Executive agrees to submit to such examinations upon request of the Company. If the employment of the Executive hereunder is terminated pursuant to this Section 7(d) because of a long-term disability, the Executive shall receive the following from the Company for a period commencing on the date of termination and ending on the date specified by the Company's long-term disability policy or on the Executive's sixty-fifth (65th) birthday, whichever is later, or if earlier, death: (i) benefits under the Company's long-term disability policy and medical benefits, (ii) for the first 12 months following disability, her Base Salary, less amounts received under subparagraph (i) above, and thereafter $l0,000 per month (less amounts received under subparagraph(i) above), (iii) at no greater out-of-pocket cost to the Executive than incurred prior to termination,the Company-Sponsored Benefits, but only to the extent permitted by such policies or plans, and (iv) payment of any accrued vacation and bonuses granted and unpaid, under Sections 4 and 5(a)(i) hereof, through the date of termination. The Executive shall also be entitled to exercise any applicable "put" provision contained in the Stockholders Agreement with respect to shares of the Company Common Stock owned Executive, subject to the limitations set forth in the Stockholders Agreement. If the employment of the Executive hereunder is terminated pursuant to this Section 7(d), the Company shall have no further obligations hereunder except as expressly provided under this Section 7(d), or as otherwise provided by law.

     (e) Death. If the Executive dies during the Employment Term, the employment of the Executive hereunder shall terminate immediately upon the death of the Executive. If the employment of the Executive hereunder is ternminated pursuant to this Section 7(e), the Company shall have no further obligations hereunder after the date of termination other than the payment to the Executive's estate, legal representatives, heirs, successors, assigns or other beneficiaries of accrued Base Salary and vacation and bonuses granted but unpaid (as in effect during the year of such death) up to the date of the Executive's death. The Executive's estate, legal representatives, heirs, successors, assigns or other beneficiaries shall be entitled to the benefit of the exercise of any applicable "put" provision under the Stockholders Agreement with respect to the Company's Common Stock owned by the Executive at her death subject to the limitations set forth in the Stockholders Agreement. If the employment of the Executive hereunder is terminated pursuant to

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this Section 7(e), the Company shall have no further obligations hereunder except as expressly provided under this Section 7(e), or as otherwise provided by law.

     (f) Executive's Termination for Company's Default. If the Company fails to perform, in any material manner, its obligations to the Executive under this Agreement (which failure is not corrected within ten (10) days after written notice thereof by the Executive to the Company), or if the Company knowingly fails to pay to the Executive any amount payable to her under this Agreement within seven (7) days after such amount is due, the Executive may terminate this Agreement and thereupon shall be entitled to the same payments and benefits as if her employment had been terminated by the Company for actions other than Cause.

     (g) Notice of Termination. Any termination of the Executive's employment by the Company pursuant to Section 7(a), (b), (d) or (e) or by the Executive pursuant to Section 7(f) or Section 13, shall be communicated by a written Termination Notice to the other in accordance with Section 14 hereof. For purposes of this Agreement, a "Termination Notice" shall mean only a notice which is based upon, and shall indicate, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (h) Voluntary Termination. If the Executive voluntarily terminates her employment hereunder, the Company shall have no further obligations to the Executive hereunder after the date of voluntary termination other than the payment of accrued Base Salary and vacation, and bonus granted and unpaid, under Sections 4 and 5(a)(i) hereof through the date of voluntary termination or except as otherwise provided by the Stockholders Agreement or by law.

     8. Disclosure of Information. The Executive shall not,during or after the Employment Term, disclose any confidential or proprietary information of the Company, or its affiliates, to any person, firm, corporation, association, limited liability company, or other entity (other than the Company, its affiliates or subsidiaries or officers thereof or other than as necessary in the performance of her duties as Executive) for any reason or purpose whatsoever, nor shall the Executive make use of any such confidential or proprietary information for her own purpose or for the benefit of any person, firm, limited liability company, corporation or other entity, exept the Company. As used in this Section 8, the term "confidential or proprietary information" means all information which is known to the Company, or its affiliates, or the Executive or to employees, former employees, consultants or others in a confidential relationship with the Company, or its affiliates, is specific to the Company, or its affiliates, or is developed by the Company, or its affiliates, regarding the industry and relates to matters such as trade secrets, research and development activities, computer or multimedia-related software or software concepts in development, books and records, customer lists, vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time which the Executive acquired or obtained by virtue of work heretofore performed for the Company, or its affiliates; provided, that the term "confidential or proprietary information" shall not include (i) information that is or becomes generally available to the public (other than as a result of an unauthorized disclosure by the Executive), (ii) information which must be disclosed by law but only to te extent necessary to comply with such law, and
(iii) information which must be disclosed in order for her to

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carry out her duties under this Agreement but only to the extent necessary to carry out said duties, and (iv) information which is disclosed to the Executive by a person (but not an employee of the Company) not under a duty of confidentiality to the Company.

     9. Non-Competition. The Executive agrees that so long as she shall be employed by the Company or any of its subsidiaries or affiliates and for a period of one (1) year thereafter, without the prior written consent of the Company, the Executive shall not directly or indirectly compete the Company or any of its subsidiaries or affiliates, either as principal, manager, agent, consultant, officer, director, partner, greater than one-half of one percent (.5%) investor or holder of any class or series of equity securities, lender, employee or in any other capacity with respect to:

     (a) any products, contracts, projects in effect, or recompetitions of contracts or projects in effect at the time of the Executive's termination for which Executive had a direct or indirect management responsibility or had knowledge thereof; or

     (b) any proposals made or expected to be made within six (6) months after termination, in each case for which the Executive had a direct or indirect management responsibility or had detailed knowledge thereof.

For purposes of this Section 9, a person shall be deemed to have indirect management responsibility with respect to a contract or project if such project or contract was the primary responsibility of the division of the Company or a subsidiary or affiliate by which she was employed. A President or Chief Executive Officer or Chief Financial Officer shall be deemed to have indirect responsibility with respect to all projects and contracts. The Executive shall not be deemed to be in violation of this Section 9 by reason of employment by, or any other affiliation with, a corporation or other business entity which competes with the Company or any of its subsidiaries or affiliates so long as the Executive does not have any active role relative to such competition as is described in subparts (a) and (b) of this Section 9.

     10. Non-Solicitation. The Executive agrees that during the Employment Term and for two (2) years thereafter, without the prior written consent of the Company, the Executive shall not directly or indirectly: (i) solicit, employ or otherwise engage, or assist in the solicitation, employment or engagement as an employee, independent consultant or otherwise, any person who is an employee of the Company or any subsidiary or affiliate of the Company or was an employee of the Company or any subsidiary or affiliate of the Company during the 18 months prior to the Executive's employment with the Company terminating, or in any manner induce or attempt to induce any employee of the Company or any subsidiary or affiliate of the Company to terminate his or her employment with the Company or its subsidiary or affiliate; or (ii) interfere with the relationship of the Company or any affiliate of the Company with any person, including any person, who at any time during Executive's employment with the Company or any subsidiary or affiliate of the Company was an employee, a customer, a vendor, a supplier or a consultant of, or to, the Company or any subsidiary or affiliate of the Company.

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     11. Location and Relocation. At the Commencement Date, Executive shall be based at the Company's office in Vienna, Virginia. The Company may change the location to which Executive is assigned, after August, 2000, to the Company's headquarters in Burlington, Massachusetts (or a location within 50 miles thereof). Except for the relocation discussed in the preceding sentence, the Company shall not require the Executive to relocate to a site more than 50 miles away from the site where the Executive is then located.

     12. Conflicting Agreements. The Executive hereby represents and warrants to the Company that (a) neither the execution of this Agreement by the Executive nor the performance by the Executive of any of her obligations or duties hereunder will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Executive is a party or by which the Executive is bound, and (b) the Executive is not required to obtain the consent of any person, firm, corporation, limited liability company or other entity in order to enter into this Agreement or to perform any of her obligations or duties hereunder.

     13. Change of Control.

     (a) A "Change of Control" shall be deemed to have occurred if:

          (x) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof), but excluding the Company, any of its "Affiliates" (as defined in Rule 144(a)(l) promulgated under the Securities Act of 1933, as amended from time to time), any employee benefit plan sponsored or maintained by the Company or any of its Affiliates and the current shareholders of the Company, but including a "group" (as defined in Section 13(d)(3) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of Exchange
     Act), directly or indirectly, of securities of the Company representing the greater of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

          (y) the Company shall complete a transaction which is the merger or other business combination of the Company with or into another corporation, other than a transaction involving only the Company and one or more of its Affiliates, if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger and (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the combined voting power in the then outstanding securities in such surviving corporation, or the Company shall complete a transaction which is the sale or other disposition of all or substantially all of the assets of the Company; or

          (z) the members of the Board of Directors of the Company (the "Board") at the beginning of any consecutive twelve (12) calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twelve (12) calendar month period, shall be deemed an Incumbent Director.

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     (b) Notwithstanding the foregoing, (i) no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which Executive participates in a capacity other than in her capacity as an Executive (or as a director of the Company or an Affiliate, where applicable), and (ii) the sale of securities in a public offering registered with the Securities and Exchange Commission shall not constitute a Change of Control.

     (c) In the event of a Change of Control during the Employment Term, any stock options described in Section 5(a)(iv) or Company contributions to the Executive's 401(k) plan account which have not yet vested shall vest upon such Change of Control and the Employment Term shall be deemed to have recommenced such that the date of such Change of Control shall be deemed to be a new Commencement Date hereunder, solely for the purposes of measuring the Employment Term and not for purposes of granting additional options or any other purpose. If such new Commencement Date results in the aggregate period of the Executive's employment under this Agreement exceeding six (6) years, then her Base Salary for the seventh (7th) year shall be not less than 105% of the higher of the Base Salary recited hereunder for the sixth (6th) year ($300,000) or the actual Base Salary for the sixth (6th) year; and for each year thereafter such Base Salary shall increase by not less than five percent (5%).

     (d) Upon a Change of Control, the Executive shall be entitled to terminate her employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following undertaken without the Executive's express written consent and not corrected by the Company within ten (10) business days after receipt of written notice from the Executive:

          (i) the assignment to the Executive of any material duties which are
     (A) inconsistent with her status as a senior executive officer of the Company or (B) a substantial adverse alteration in the nature or status of her responsibilities from those in effect immediately prior to the assignment, or termination of the Executive's designation as Executive Vice President and Chief Financial Officer of the Company;

          (ii) a reduction by the Company in her annual base salary as in effect at the time or the failure to grant her salary increases and bonuses consistent with the Company's general practices for senior executives, except for non-performance of her duties as duly documented and substantiated.

          (iii) the knowing failure of the Company to pay to Executive any portion of her current compensation or to pay any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the day any such compensation is due;

          (iv) the relocation of the Executive's principal office to a location outside a 50 mile radius from its location at the time of the Change of Control;

          (v) (A) the failure by the Company, other than because of a change in enabling legislation prohibiting the Executive from participating in such a plan, and other than because the

     Executive fails to meet plan eligibility requirements, to continue her as a participant in all compensation, benefit and insurance plans maintained from time to time by the Company for its senior executives; (B) except as may be consistent with the treatment of other senior executives of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive her of any material fringe benefit enjoyed by her at the time; or (C) the failure by the Company to provide her with the number of paid vacation days to which she is entitled at the time; or

          (vi) the failure of the Company to perform, in any material manner, its obligations to the Executive under this Agreement.

     (e) The Executive, upon proper termination of her employment hereunder for Good Reason, shall be entitled to the termination benefits described in Section 7(b), except that Base Salary payable thereunder shall be the highest amount theretofore paid to the Executive for any year as Base Salary and bonus.

     (f) After a Change of Control, if the Executive has previously been relocated by the Company to the Burlington, Massachusetts area, and if the Executive's employment is terminated without Cause, or if the Executive terminates her employment for Good Reason, the Company shall pay the reasonable moving costs for the Executive relocating to the New York City or Washington, D.C. vicinity. Any such relocation shall commence no later than the end of the Severance Payment Term.

     14. Notices. Any notice, request, information or other document to be given under this Agreement to any party by any other party shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, delivered by a nationally recognized overnight courier service or transmitted by facsimile machine addressed as follows:

     If to the Company:

     AverStar, Inc.
     23 Fourth Avenue
     Burlington,MA 01803-3303
     Attn: Chief Executive Officer
     Facsimile No.: 781-221-6991

     with a copy to:

     Posternak, Blankstein & Lund, L.L.P.
     100 Charles River Plaza
     Boston, MA 02114
     Attn: Richard K. Blankstein, P.C.
     Facsimile No.: 617-367-2315

     If to the Executive:

     Barbara Landes
     9200 Falls Bridge Lane
     Potomac, MD 20854

     or at her then current address included in the employment records of the Company with a copy to:

     Daniel A. Pollack, Esq.
     Pollack & Kaminsky
     114 West 47th Street, l9th Floor
     New York, NY 10036

or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, successors and permitted assigns.

     16. Entire Agreement. This Agreement and the Stockholders Agreement contain the entire understanding between the Company and the Executive with respect to the employment of the Executive and supersedes all prior negotiations and understandings between the Company and the Executive with respect to the employment of the Executive by the Company. This Agreement may not be amended or modified except by a written instrument signed by the Company and the Executive.

     17. Severability. In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

     18. Applicable Law; Submission to Arbitration.

     (a) This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof. If there is a conflict between the laws of Massachusetts and any other state with respect to this Agreement, the provisions of Massachusetts law shall govern, except that with respect to corporate matters concerning the Company, Delaware law shall govern.

     (b) Except as recited in Section 21, any disputes hereunder which cannot be resolved by negotiation between the parties hereto shall be submitted to, and determined by, arbitration in accordance with the Arbitration Rules of the American Arbitration Association, and the parties hereto agree to be bound by the final award of the arbitration panel (which shall be comprised of three members, one to be selected by each of the Company and the Executive, and the third to be mutually selected by the Company and the Executive) in any such proceeding. The arbitration panel shall apply the law of the Commonwealth of Massachusetts. Arbitration may be held in Boston, Massachusetts, New York City or such other place as the parties hereto may mutually agree. Judgment upon the award by the arbitration panel may be entered and enforced in any court having jurisdiction thereof, and any injunctive order of the arbitration panel may be enforced immediately by a court of competent jurisdiction. The arbitration panel may order interim, preliminary and/or final injunctive relief against any party.

     19. Headines. The headings of sections and subsections of this Agreement
         --------
are for convenience of reference only and are not to be considered in construing this Agreement.

     20. Execution in Counterparts. This Agreement may be executed in any number
        --------------------------
of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

     21. Indemnification.
         ---------------

     (a) The Company shall indemnify the Executive, if the Executive is a party or is threatened to be made party to any threatened, pending or completed-action, suit or proceeding whether civil, criminal, administrative or investigative, or by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Executive is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, against expenses (including attorneys' reasonable fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company and/or the Company, as applicable. The determination of whether the Executive is entitled to indemnification hereunder shall be made by arbitration in accordance with
Section 18, except as any applicable statute or Company By-Laws or incorporation document may require such determination be made by a court of competent jurisdiction in a final non-appealable judgment (in which case such determination shall be made in the latter manner). The Company shall be entitled to direct the defense of any claim for which it is providing indemnification.

     (b) Expenses incurred in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, to the extent permitted by law, upon receipt of an undertaking by or on behalf of the Executive to repay such amount if it is ultimately determined, in an arbitration that it is in accordance with Section 18 or, if so required by applicable law or Company By-Laws or incorporation document, by a final non-appealable judgment, that Executive is not entitled to be indemnified against such expenses. This undertaking by Executive shall be an unqualified general undertaking, but no security for such undertaking will required.

     (c) The Executive's right hereunder will be in addition to any indemnification provided to the Executive by any law, agreement, Board resolution, provision of the Articles of Incorporation (or Certificate of Incorporation) or By-Laws of the Company, or otherwise. All of the Executive's rights hereunder will continue even after the Executive has ceased to be a director, officer, employee or agent of the Company for any reason, will inure to the benefit of the heirs, executors and administrators of the Executive, and will survive termination of this Agreement.

     22. Legal Fees. In the event of any disputes between the Company, on the one hand, and the Executive, on the other hand, arising under this Agreement and resolved by arbitration pursuant to Section 18 hereof, the prevailing party shall be entitled to receive from the other party its reasonable attorney's fees and expenses incurred in connection with such dispute.

     23. No Duty to Mitigate Damages. The Executive's benefits under Section 7(b) shall be considered severance pay in consideration of her service from the date of this Agreement, and her entitlement thereto shall neither be governed by any duty to mitigate her damages by seeking further employment nor offset by any compensation which she may receive from future employment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

                                    AVERSTAR, INC.

                                    By: /s/ Michael B. Alexander
                                        ------------------------
                                        Name: Michael B. Alexander
                                        Title: Chief Executive Officer

                                    /s/ Barbara L. Landes
                                    ---------------------
                                    BARBARA LANDES


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